UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

December 4, 2012

ATHERONOVA INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-52315 (Commission File Number)		20-1915083 (IRS Employer Identification No.)
2301 Dupont Drive, Suite 525 Irvine, CA 92612 (Address of Principal Executive Offices and zip code)

(949) 476-1100
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2012, the Registrant entered into an amendment, effective as of August 29, 2012, to that certain Employment Agreement dated August 30, 2012, between the Registrant and Mark Selawski, the Registrant’s Chief Financial Officer, to extend the term of the Employment Agreement by one year (with a termination date of August 29, 2013) and to amend the severance payable by the Registrant upon the termination of Mr. Selawski’s employment without cause to six months of Mr. Selawski’s then current base salary.  The Compensation Committee of the Registrant’s Board of Directors approved the amendment to Mr. Selawski’s Employment Agreement on November 29, 2012.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit
Number                  Description

10.1	First Amendment to Employment Agreement dated December 4, 2012 and effective August 29, 2012, between AtheroNova Inc. and Mark Selawski.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AtheroNova Inc.

Date: December 6, 2012	By:	/s/ Mark Selawski
Mark Selawski
Chief Financial Officer & Secretary

3